Exhibit 99.1

LANDCADIA HOLDINGS, INC. AND WAITR, INCORPORATED ANNOUNCE MERGER AGREEMENT

Combined Company Expected to be Listed on the Nasdaq Stock Market

Hospitality Industry Leader Tilman J. Fertitta to serve as a Director of Combined Company

Current Waitr Management Team to Continue Leading Combined Company

Joint Investor Conference Call Scheduled for Tomorrow, Thursday, at 9:00 am ET

HOUSTON, May 16, 2018 -- Landcadia Holdings, Inc. (NASDAQ: LCA) (“Landcadia”), a publicly traded special purpose acquisition company, and Waitr Incorporated (“Waitr”), the fast growing restaurant platform for online ordering and secondary on-demand food delivery, announced today that they have entered into a definitive merger agreement whereby Waitr will become a wholly-owned subsidiary of Landcadia. Immediately following the proposed transaction, Landcadia intends to change its name to Waitr Holdings Inc. and is expected to continue to trade on the NASDAQ stock exchange.

Headquartered in Lake Charles, Louisiana, Waitr is a leading restaurant platform for online food ordering and delivery in the Southeastern United States. The company partners with local independent restaurants and regional and national chains in underserved markets, extending the massive and growing online ordering and food delivery market to America’s heartland.

Under the terms of the definitive agreement, Landcadia would acquire Waitr for $308 million in total consideration. Landcadia will pay a minimum of $50 million in cash to the equity holders of Waitr at the closing of the proposed transaction (including holders of vested options for Waitr shares) with the remainder paid in the combined company’s common stock. The net cash proceeds from this transaction in excess of those distributed to Waitr’s equity holders are expected to be used to fund Waitr’s continued growth in current and new markets and allow Waitr to pursue opportunistic acquisitions to grow its U.S. footprint.

Upon the closing of the proposed transaction, Tilman J. Fertitta, will serve as a director of the combined company, and in such capacity will be in a position to oversee the combined company’s growth and brand building. Chris Meaux, founder and Chief Executive Officer of Waitr, and the rest of the Waitr executive team will continue in their respective roles in the combined company. Mr. Meaux will also be appointed Chairman of the combined company’s board of directors.

Mr. Fertitta is one of the foremost authorities in the dining, hospitality, entertainment and gaming industries. He is the sole owner and currently serves as Chief Executive Officer, Chairman of the Board and President of Golden Nugget, Inc., Landry's, Inc., and Fertitta Entertainment, Inc., and is the owner of the NBA Houston Rockets.

Mr. Fertitta commented: “This transaction with Waitr provides an incredible opportunity for the combined company to be the next leader in the fast growing online food delivery market. Our experience with Waitr as a partner combines best in class on-demand food delivery for diners and a true partnership for restaurants. Our brands and customers are critical to our success, and Waitr’s high quality of service reflects well on our brands. We have seen firsthand the impact Waitr has had on our restaurants, the incremental sales growth it drives, and the positive feedback we receive from our customers. Not only am I excited about the Landcadia-Waitr transaction, I am also pleased to have Chris and the entire Waitr team as a Landry’s delivery partner and look forward to growing successfully together.”

In addition to Messrs. Fertitta and Meaux, Steven L. Scheinthal, Vice President, General Counsel and Secretary of Landcadia, will also join the combined company’s board of directors. Waitr will appoint four additional directors, at least three of whom will be independent.

Mr. Meaux commented: "We are excited to partner with Landcadia and Tilman to accelerate our current growth and expand our footprint to new markets. Tilman’s domain expertise and his team’s deep experience and knowledge in the restaurant industry is the perfect complement to our focus on restaurant partners and our commitment to a unique customer experience in the online ordering and food delivery sector. Additionally, access to Landry’s portfolio of over 600 restaurants as a delivery partner, promotion of Waitr to over four million loyalty members across Landry’s restaurants and Golden Nugget Casinos, the opportunity for partnership with the Houston Rockets and its more than nine million Facebook followers and also the ability to drive elevated traditional and social media exposure both nationally and in strategic markets creates an exciting opportunity to accelerate customer acquisition.”

The boards of directors of both Landcadia and Waitr have unanimously approved the proposed transaction. Completion of the proposed transaction is subject to Landcadia stockholder approval and other customary closing conditions. The parties expect that the proposed transaction will be completed later this year.

For additional information on the proposed transaction, see Landcadia’s Current Report on Form 8-K, which will be filed promptly and can be obtained, without charge, at the website of the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov.

Jefferies LLC is serving as financial and capital markets advisors to Landcadia, Deutsche Bank Securities Inc. is serving as capital markets advisor to Landcadia and Winston & Strawn LLP is acting as legal counsel to Landcadia. Wells Fargo Securities, LLC is serving as financial advisor to Waitr and Cara Stone, LLP is acting as legal advisor to Waitr.

Investor Conference Call Information

Landcadia and Waitr will host a joint investor conference call to discuss the proposed transaction on Thursday, May 17, 2018 at 9:00am ET.

Interested parties may listen to the call via telephone by dialing (877) 407-0789, or for international callers, (201) 689-8562. A telephone replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (421) 317-6671 (confirmation code: 13680243).

The conference call webcast and a related investor presentation with more detailed information regarding the proposed transaction will be available at www.landcadiaholdings.com. The investor presentation will also be furnished today to the SEC, which can be viewed at the SEC’s website at www.sec.gov.

About Waitr

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to hungry diners in underserved markets in America’s heartland. Waitr is the most convenient way to discover, order and receive great food from the best local restaurants and national chains. Today, Waitr has over 5,000 restaurant partners in over 200 cities in the Southeast U.S.

About Landcadia Holdings, Inc.
Landcadia Holdings, Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Important Information About the Proposed Transaction and the Extension and Where to Find It

In connection with the proposed transaction, Landcadia intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. In addition, Landcadia has filed a preliminary proxy statement and intends to file a definitive proxy statement to be used at its special meeting of stockholders to approve an extension of time in which Landcadia must complete a business combination or liquidate the trust account that holds the proceeds of Landcadia’s initial public offering (the “Extension”). Landcadia will mail the definitive proxy statement relating to the Extension to its stockholders of record as of May 10, 2018. Landcadia’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statements and the amendments thereto and the definitive proxy statements and documents incorporated by reference therein filed in connection the Extension and the proposed transaction, as these materials will contain important information about the Extension, Waitr, Landcadia and the Business Combination. When available, the definitive proxy statement and other relevant materials for the proposed transaction will be mailed to stockholders of Landcadia as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statements, the definitive proxy statements and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

Landcadia and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia’s stockholders with respect to the proposed transaction and the Extension. A list of the names of those directors and executive officers and a description of their interests in Landcadia is contained in Landcadia’s annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction and the Extension when available.

Waitr and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction when available.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Landcadia’s and Waitr’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Landcadia’s and Waitr’s expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Landcadia’s and Waitr’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against Landcadia and Waitr following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Landcadia or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that Waitr or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Landcadia’s other filings with the SEC. Landcadia cautions that the foregoing list of factors is not exclusive. Landcadia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Landcadia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Contacts:
Investors

Dara Dierks

646-277-1212

Dara.Dierks@icrinc.com

Media

Jim Furrer/Kate Ottavio Kent

646-677-1808/203-682-8276

Jim.Furrer@icrinc.com/Kate.OttavioKent@icrinc.com